SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

SPECTRUM MANAGEMENT

HOLDING COMPANY, LLC

TIME WARNER CABLE ENTERPRISES LLC

(Exact name of registrant as specified in its charter)

Delaware

Delaware

(State or other jurisdiction of incorporation or organization)

001-33335 001-12878	81-2589483 45-4854395
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(Address of principal executive offices including zip code)

(203) 905-7801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July 5, 2016, Time Warner Cable, LLC (f/k/a TWC NewCo LLC) (“TWC LLC”), a subsidiary of Charter Communications, Inc. (“Charter”) and the successor to the obligations of Time Warner Cable Inc. (“TWC”) under its 5 3⁄4% Notes due 2031 and 5 1⁄4% Notes due 2042 (the “Sterling Notes”), notified the New York Stock Exchange (the “NYSE”) of its intention to voluntarily delist the Sterling Notes from the NYSE on July 25, 2016 as well as to deregister the Sterling Notes from registration with the U.S. Securities and Exchange Commission (the “Commission”). On July 15, 2016, Spectrum Management Holding Company, LLC (the “Company”), the successor to TWC’s obligations under Section 12(b) of the Securities Exchange Act of 1934, as amended, intends to file a Form 25 with the Commission, and it is expected that the last day that the Sterling Notes will trade on the NYSE will be Monday, July 25, 2016. The associated guarantee of the Sterling Notes by Time Warner Cable Enterprises LLC is also expected to be delisted and deregistered in connection therewith.

On July 5, 2016, Charter issued a press release announcing TWC LLC’s intention to voluntarily delist the Sterling Notes from the NYSE. The press release is attached as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1	Press release of Charter Communications, Inc., dated July 5, 2016, announcing Time Warner Cable, LLC’s intention to voluntarily delist the Sterling Notes from the NYSE.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Spectrum Management Holding Company, LLC and Time Warner Cable Enterprises LLC has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM MANAGEMENT HOLDING COMPANY, LLC,
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard Senior Vice President – Finance, Controller and Chief Accounting Officer

TIME WARNER CABLE ENTERPRISES LLC,
Registrant

By:	/s/ Kevin D. Howard
Kevin D. Howard Senior Vice President – Finance, Controller and Chief Accounting Officer

Date: July 5, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Charter Communications, Inc., dated July 5, 2016, announcing Time Warner Cable, LLC’s intention to voluntarily delist the Sterling Notes from the NYSE.